Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Amendment No. 2 to Form S-1, of our report dated September 1, 2020, relating to the balance sheet of TWC Tech Holdings II Corp. as of July 24, 2020 and the related statements of operations, changes in stockholder’s equity and cash flows for the period from July 20, 2020 (inception) through July 24, 2020, and to the reference to our Firm under the caption “Experts” in the Prospectus.

/s/ WithumSmith+Brown, PC

New York, New York
September 1, 2020